Exhibit 99.(j)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in each Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information in Post-Effective Amendment No. 199 to the Registration Statement (Form N-1A, No. 033-23166) of Morgan Stanley Institutional Fund, Inc., and to the incorporation by reference of our reports, dated February 26, 2018, on Active International Allocation Portfolio, Asia Opportunity Portfolio, Advantage Portfolio, Emerging Markets Breakout Nations Portfolio, Emerging Markets Leaders Portfolio, Emerging Markets Portfolio, Emerging Markets Small Cap Portfolio, Emerging Markets Fixed Income Opportunities Portfolio, Frontier Markets Portfolio, Global Advantage Portfolio, Global Concentrated Portfolio, Global Core Portfolio, Global Discovery Portfolio, Global Franchise Portfolio, Global Infrastructure Portfolio, Global Insight Portfolio, Global Opportunity Portfolio, Global Quality Portfolio, Global Real Estate Portfolio, Growth Portfolio,  Insight Portfolio,  International Advantage Portfolio,  International Equity Portfolio,  International Opportunity Portfolio,  International Real Estate Portfolio,  Multi-Asset Portfolio, Small Company Growth Portfolio, US Core Portfolio, and U.S. Real Estate Portfolio (the twenty nine portfolios comprising Morgan Stanley Institutional Fund, Inc.) included in the Annual Reports to shareholders for the fiscal year ended December 31, 2017.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

April 27, 2018